Exhibit 99.1

May 2nd, 2019

MEDITE CANCER DIAGNOSTICS, INC.
W. Austin Lewis IV, Chairman of the Board
10524 Moss Park Road, Ste 204-357
Orlando, Florida, 32805

RESIGNATION FROM MY POSITION AS CEO AND BOARD MEMBER AT MEDITE CANCER DIAGNOSTICS

Dear Austin Lewis:

I hereby respectfully resign from my position as Chief Executive Officer and Member of the Board of Directors of Medite Cancer Diagnostics, Inc. effective the date of this letter.

I appreciate the support during my time at Medite and truly enjoyed serving the company in this capacity during the recent restructuring period in Germany and the United States.

Most sincerely,

Elmar A. Dave

/s/ Elmar A. Dave

This resignation letter was received by:

________________________________ Date:_______________

W. Austin Lewis
Chairman of the Board
Medite Cancer Diagnostics, Inc.